Exhibit 5

                           CERTIFICATION PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the amended Annual Report of CP Ships Limited (the "Company") on Form 40-F/A for the period ended 31st December 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Frank Halliwell, the Chief Executive Officer, and Ian Webber, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                                    /s/ Frank Halliwell
                                                    -----------------------
                                                    Frank Halliwell
                                                    Chief Executive Officer


                                                    /s/ Ian Webber
                                                    ------------------------
                                                    Ian Webber
                                                    Chief Financial Officer


Date:  12 November 2004



A signed original of this written statement required by Section 906 has been provided to CP Ships Limited and will be retained by CP Ships Limited and furnished to the Securities and Exchange Commission or its staff upon request.